Exhibit (d)(4)


             FORM OF AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT


THIS AMENDMENT is made as of the ____day of ______ by and between Scudder Investment MG Trust (formerly Morgan Grenfell Investment Trust), a Delaware business trust (the `Trust'), on behalf the series listed on Schedule A, DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the `Advisor') and DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED (the `Sub-Advisor') to the Investment Sub-Advisory Agreement dated 30th day of July, 2002 by and between the Trust, the Advisor and the Sub-Advisor ("Sub-Advisory Agreement").

WHEREAS, the parties hereto desire to amend the compensation under this Agreement. The following paragraph replaces paragraph 9 of the Sub-Advisory Agreement is hereby deleted in its entirety and read as follows:

9. Compensation. For the services to be rendered and the expenses assumed by the Sub-Advisor, the Advisor shall pay to the Sub-Advisor monthly compensation in accordance with Schedule A, as amended.

         This  Amendment  may  be  executed   simultaneously   in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their respective officers on the day and year first above written.



Scudder Investment MG Trust ("Trust")                        Deutsche Asset Management, Inc. ("Advisor")



--------------------------------------                       --------------------------------------
By:      Bruce Rosenblum                                     By:      John Kim
Title:   Assistant Secretary                                 Title: _____________


Deutsche Asset Management Investors Services Limited ("Sub-Advisor")

By:     ________________________
Title:  ________________________

                                   Schedule A
                                   ----------

                                       TO
                             Sub-advisory Agreement
                                      Dated

                                     Between

                DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. AND
              DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED


                 Series                   Net Assets                   Sub-advisory Fee

Scudder European Equity Fund        Net Assets of the Fund           0.50 of the Advisory
                                    advised by the Sub-Advisor               Fee